UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

United Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Spring Street
Silver Spring, MD 20910
(Address of principal executive offices, including zip code)

(301) 608-9292
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2018 (the “Announcement Date”), United Therapeutics Corporation (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Arena Pharmaceuticals, Inc. (“Arena”) on the Announcement Date.

The Company and Arena closed the transactions contemplated by the License Agreement on January 24, 2019 (the “Closing”), including (i) a grant by Arena to the Company of perpetual, irrevocable and exclusive rights throughout the universe to develop, manufacture and commercialize the compound ralinepag (“Ralinepag”), an IP receptor agonist being developed for treatment of pulmonary arterial hypertension; (ii) a transfer by Arena to the Company of certain other assets relating to Ralinepag, including, among others, related domain names and trademarks, permits, certain contracts, inventory, regulatory documentation, IND No. 109021 (relating to Ralinepag) (the “IND”) and non-clinical, pre-clinical and clinical trial data; and (iii) the assumption by the Company of certain limited liabilities from Arena, including, among others, all post-closing obligations under assumed contracts and the IND; and (iv) the payment by the Company to Arena of $800,000,000 (the “Closing Payment”). The Closing Payment was funded via a borrowing under the Company’s Credit Agreement, dated as of June 27, 2018 (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto as guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The Credit Agreement is further described in, and attached to, our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2018.

Under the License Agreement, the Company will also pay to Arena (i) a one-time payment of $250,000,000 for the first, if any, marketing approval received by the Company in the United States for an inhaled version of Ralinepag to treat pulmonary arterial hypertension; (ii) a one-time payment of $150,000,000 for the first, if any, receipt by the Company of a marketing approval in any of Japan, France, Italy, the UK, Spain or Germany for an oral version of Ralinepag to treat any indication; and (iii) low double-digit, tiered royalties on net sales of any pharmaceutical product containing Ralinepag as an active ingredient, subject to certain adjustments for third party license payments.

Item 7.01.                                        Regulation FD.

On January 24, 2019, the Company issued a press release announcing the Closing. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 and the related Item 9.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act as amended, regardless of any general incorporation language in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
2.1*+	Exclusive License Agreement, dated as of November 15, 2018, by and between Arena Pharmaceuticals, Inc. and United Therapeutics Corporation.
99.1	Press release dated January 24, 2019.

* Exhibits and schedules to this agreement have been omitted pursuant to the rules of the Securities and Exchange Commission. We will submit copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements related to future milestone and royalty payments to Arena, and the achievement of net sales of Ralinepag. Forward-looking statements are based on the beliefs of the Company’s management team, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future events and results and are not statements of fact, actual events and results may differ materially from those projected depending on a number of factors. Such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in the Company’s periodic reports and documents filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company is providing this information as of January 25, 2019 and assumes no obligation to update or revise the information contained in this Current Report on Form 8-K whether as a result of new information, future events or any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

	By:	/s/ Paul A. Mahon
Date: January 25, 2019	Name:	Paul A. Mahon
	Title:	General Counsel